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                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-49549, No. 333-59855, No. 333-30561, No.
333-89908, and No. 333-64477) and Form S-3 (No.333-44559, No. 333-30473,
No. 333-70937, and No. 333-45463) of P-Com, Inc. of our report dated January 22, 1998 (except for Note 10 which is as of March 28, 1998) appearing on page 41 of this Annual Report on Form 10-K/A.

PricewaterhouseCoopers LLP


San Jose, California
April 30, 1999